- -



               __________________________________________________

                           OPEN PLAN SYSTEMS, INC. and
                       IMMACULATE EAGLE, INC. d/b/a TOTAL
                              FACILITIES MANAGEMENT
               __________________________________________________





               __________________________________________________
               __________________________________________________


                           LOAN AND SECURITY AGREEMENT

                            Dated: December ___, 1998



               __________________________________________________
               __________________________________________________


               __________________________________________________

                                FLEET BANK, N.A.
               __________________________________________________

                                TABLE OF CONTENTS

                                                                                                               Page

SECTION 1.        CREDIT  FACILITY..............................................................................-1-
         1.1      Revolving Credit Loans........................................................................-1-
         1.2      Use of Proceeds...............................................................................-1-
         1.3      Letters of Credit.............................................................................-1-

SECTION 2.        INTEREST, FEES AND CHARGES....................................................................-2-
         2.1      Interest......................................................................................-2-
         2.2      Computation of Interest and Fees..............................................................-4-
         2.3      Facility Fee..................................................................................-4-
         2.4      Letter of Credit Fees.........................................................................-4-
         2.5      Unused Line Fee...............................................................................-4-
         2.6      Late Fees.....................................................................................-5-
         2.7      Field Examination, Audit and Appraisal Fees...................................................-5-
         2.8      Reimbursement of Expenses.....................................................................-5-
         2.9      Bank Charges..................................................................................-5-
         2.10     Indemnity re: LIBOR...........................................................................-6-

SECTION 3.        LOAN ADMINISTRATION...........................................................................-6-
         3.1      Manner of Borrowing Revolving Credit Loans....................................................-6-
         3.2      Payments......................................................................................-7-
         3.3      Mandatory and Permissive Prepayments..........................................................-8-
         3.4      Application of Payments and Collections.......................................................-8-
         3.5      All Loans to Constitute One Obligation........................................................-8-
         3.6      Loan Account..................................................................................-8-
         3.7      Statements of Account.........................................................................-9-

SECTION 4.        TERM AND TERMINATION..........................................................................-9-
         4.1      Term of Agreement.............................................................................-9-
         4.2      Termination...................................................................................-9-

SECTION 5.        SECURITY INTERESTS...........................................................................-10-
         5.1      Security Interest in Collateral..............................................................-10-
         5.2      Lien Perfection; Further Assurances..........................................................-11-

SECTION 6.        COLLATERAL ADMINISTRATION....................................................................-11-
         6.1      General......................................................................................-11-
         6.2      Administration of Accounts...................................................................-12-
         6.3      Administration of Inventory..................................................................-14-
         6.4      Administration of Equipment..................................................................-14-
         6.5      Payment of Charges...........................................................................-15-

SECTION 7.        REPRESENTATIONS AND WARRANTIES...............................................................-15-
         7.1      General Representations and Warranties.......................................................-15-
         7.2      Continuous Nature of Representations and Warranties..........................................-21-
         7.3      Survival of Representations and Warranties...................................................-21-

SECTION 8.        COVENANTS AND CONTINUING AGREEMENTS..........................................................-21-
         8.1      Affirmative Covenants........................................................................-21-
         8.2      Negative Covenants...........................................................................-24-
         8.3      Specific Financial Covenants.................................................................-26-

SECTION 9.        CONDITIONS  PRECEDENT........................................................................-26-
         9.1      Documentation................................................................................-27-
         9.2      No Default...................................................................................-28-
         9.3      Other Loan Documents.........................................................................-28-
         9.4      No Litigation................................................................................-28-

SECTION 10.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT................................................-29-
         10.1     Events of Default............................................................................-29-
         10.2     Acceleration of the Obligations..............................................................-31-
         10.3     Other Remedies...............................................................................-31-
         10.4     Remedies Cumulative; No Waiver...............................................................-32-

SECTION 11.   MISCELLANEOUS....................................................................................-32-
         11.1     Power of Attorney............................................................................-32-
         11.2     Indemnity....................................................................................-33-
         11.3     Modification of Agreement; Sale of Interest..................................................-34-
         11.4     Severability.................................................................................-34-
         11.5     Successors and Assigns.......................................................................-34-
         11.6     Cumulative Effect; Conflict of Terms.........................................................-34-
         11.7     Execution in Counterparts....................................................................-34-
         11.8     Notice.......................................................................................-35-
         11.9     Lender's Consent.............................................................................-35-
         11.10    Credit Inquiries.............................................................................-36-
         11.11  Time of Essence................................................................................-36-
         11.12  Entire Agreement...............................................................................-36-
         11.13  Interpretation.................................................................................-36-
         11.14  GOVERNING LAW; CONSENT TO FORUM................................................................-36-
         11.15  WAIVERS BY BORROWERS...........................................................................-37-


                           LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made this ____ day of December, 1998, by and between FLEET BANK, N.A. ("Lender"), with an office at 1125 Route 22 West (3rd Floor), Bridgewater, NJ 08807, OPEN PLAN SYSTEMS, INC., a Virginia corporation ("Open Plan"), and IMMACULATE EAGLE, INC. d/b/a TOTAL
FACILITIES MANAGEMENT, a Michigan corporation ("Immaculate Eagle") (each a "Borrower", and collectively, the "Borrowers"),with their chief executive office at 4299 Carolina Avenue, Building C, Richmond, VA 23222.

     Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP, consistently applied.

SECTION 1.        CREDIT  FACILITY

     Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a Total Credit Facility of up to $5,000,000.00 available upon Borrowers' request therefor, as follows:

     . Lender may, in its sole discretion, for so long as no Default or Event of Default exists, make Revolving Credit Loans to Borrowers from time to time, as requested by Borrowers in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the lesser of (a) the Maximum Revolving Credit Amount or (b)the Borrowing Base, which shall be repayable in accordance with the terms of the Revolving Credit Note. If the unpaid balance of the Revolving Credit Loans together with all outstanding
Letters of Credit, collectively, "Outstanding Debt" and unpaid reimbursement obligations related thereto should exceed the Borrowing Base or any other limitation set forth in this Agreement, such Outstanding Debt shall nevertheless constitute Obligations that are due and payable on demand, secured by the Collateral and entitled to all benefits thereof. Lender shall have the right, in its sole and absolute discretion, to establish reserves from time to time, in such amounts and with respect to such matters, as Lender deems necessary or appropriate, against the Borrowing Base.

     . The proceeds of the Loans shall be used solely for (i) satisfaction of all of the existing Indebtedness of Borrowers to the Existing Lenders, (ii) to enable Borrowers to make a payment to a former shareholder in connection with the Acquisition and (iii)Borrowers' working capital needs.

     . Lender may, in its sole discretion, for so long as no Default or Event of Default exists and if requested by Borrowers, issue Letters of Credit for the account of Borrowers provided that the aggregate amount shall not at any time exceed the limit established by Lender from time to time. No Letter of Credit may have an expiration date that is after the last day of the Original Term or the then applicable Renewal Term. Any amounts paid by Lender in connection with any Letter of Credit shall automatically be treated as Revolving Credit Loans, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving Credit Loans. Outstanding Letters of Credit shall consume Availability under the Borrowing Base by 100% of the face amount of all Standby Letters of Credit as if such face amount (or portion thereof) were advances under the Revolving Credit.

SECTION 2.        INTEREST, FEES AND CHARGES

 ..1      Interest

     2.1.1    Revolving Credit Interest

     (a) Rate Options. Except as provided below, all Loans shall bear interest at the applicable Floating Rate. At the time of each Revolving Credit Loan, and thereafter from time to time, Borrowers shall have the right, subject to the terms and conditions of this Agreement, and provided no Default or Event of Default has occurred and is continuing, to designate to Lender in writing that all or a portion of the Revolving Credit Loans shall bear interest at either the
(i) LIBOR Based Rate or (ii) Floating Rate. Interest on each portion thereof shall accrue and be paid at the time and rate applicable to the respective option selected by Borrowers or otherwise governing under the terms of this Agreement. If for any reason the LIBOR Based Rate option is unavailable, the Floating Rate shall apply. The rate of interest on Floating Rate Loans shall increase or decrease by an amount equal to any increase or decrease in the Prime Rate effective as of the opening of business on the day that any such change in the Prime Rate occurs.

       (i)     LIBOR Rate Option:

     (A) Requests. Provided no Default or Event of Default has occurred and is continuing, and subject to the provisions of this Section 2.1.1 (a)(i), if Borrowers desire to have the LIBOR Based Rate apply to all or a portion of the Loans, Borrowers shall give Lender a written irrevocable request no later than 11:00 A.M. Eastern time on the second (2nd) Business Day prior to the requested borrowing date specifying (i) the date the LIBOR Based Rate shall apply (which shall be a Business Day), (ii) the LIBOR Interest Period, and (iii) the amount to be subject to the LIBOR Based Rate provided that each LIBOR Rate Loan shall be in the minimum amount equal to Five Hundred Thousand Dollars ($500,000.00) and the total of all LIBOR Rate Loans shall not exceed Two Million Dollars ($2,000,000.00) at any one time outstanding. In no event may Borrowers have outstanding at any time more than three (3) different tranches of LIBOR Rate Loans.

     (B) LIBOR Interest Periods. LIBOR Rate Loans shall be selected by Borrower for a LIBOR Interest Period during which the LIBOR Based Rate is applicable; provided, however, that if the LIBOR Interest Period would otherwise end on a day which shall not be a London Business Day, such LIBOR Interest Period shall be extended to the next preceding or succeeding London Business Day as is the Lender's custom in the market to which such LIBOR Rate Loan relates. All accrued and unpaid interest on a LIBOR Rate Loan shall be paid at the end of the LIBOR Interest Period in accordance with Section 3.2.2. No LIBOR Interest Period with respect to any of the Loans may end after the Maturity Date. Subject to all of the terms and conditions applicable to a request to convert all or a portion of the Loans to a LIBOR Rate Loan, Borrowers may extend a LIBOR Rate Loan as of the last day of the LIBOR Interest Period to a new LIBOR Rate Loan. If Borrowers fail to notify Lender of the LIBOR Interest Period for a subsequent LIBOR Rate Loan at least two (2) Business Days prior to the last day of the then current LIBOR Interest Period of an outstanding LIBOR Rate Loan, then such outstanding LIBOR Rate Loan shall, at the end of the applicable LIBOR Interest Period, accrue interest at the Floating Rate.

     (C) Adjustments. The Adjusted LIBOR Rate may be automatically adjusted by Lender on a prospective basis to take into account the additional or increased cost of maintaining any necessary reserves for Eurodollar deposits or increased costs due to changes in applicable law or regulation or the interpretation thereof occurring subsequent to the commencement of the then applicable LIBOR Interest Period, including but not limited to, changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor or other applicable governing body), excluding the Reserve Percentage and any Reserve which has resulted in a payment pursuant to Section 2.7 below, that increase the cost to Lender of funding the LIBOR Rate Loan. Lender shall promptly give Borrowers notice of such a determination and adjustment, which determination shall be prima facie evidence of the correctness of the fact and the amount of such adjustment.

     (D) Unavailability. If Borrowers shall have requested the rate based on the Adjusted LIBOR Rate in accordance with this Section 2.1.1(a)(i) and Lender shall have determined, in good faith, that Eurodollar deposits equal to the amount of the principal of the requested LIBOR Rate Loan and for the LIBOR Interest Period specified are unavailable, or that the rate based on the Adjusted LIBOR Rate will not adequately and fairly reflect the cost of the Adjusted LIBOR Rate applicable to the specified LIBOR Interest Period, of making or maintaining the principal amount of the requested LIBOR Rate Loan during the LIBOR Interest Period specified, or that by reason of circumstances affecting Eurodollar markets, adequate means do not exist for ascertaining the rate based on the Adjusted LIBOR Rate applicable to the specified LIBOR Interest Period, Lender shall promptly give notice of such determination to Borrowers that the rate based on the Adjusted LIBOR Rate is not available. A determination, in good faith, by Lender hereunder shall be prima facie evidence of the correctness of the fact and amount of such additional costs or unavailability. Upon such a determination, (i) the obligation to convert to, or maintain a LIBOR Rate Loan at the rate based on the Adjusted LIBOR Rate shall be suspended until Lender shall have notified Borrowers that such conditions shall have ceased to exist, and (ii) the portion of the Loans subject to the request or requested conversion shall accrue interest at the Floating Rate.

     2.1.2 Default Rate of Interest. Upon and at all times while an Event of Default exists, the principal amount of all Loans shall bear interest at a rate per annum equal to 4% above the interest rate otherwise applicable thereto (the "Default Rate").

     2.1.3 Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Notes and charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement or the Notes are in contravention of any such law, the rate hereunder shall automatically be reduced to the maximum rate permitted by applicable law, and Lender shall, in its discretion, to the extent permitted by applicable law, apply such excess to the principal balance of the Loans or refund such excess to Borrowers, and such provisions shall be deemed amended to conform thereto.

     . Interest and all fees shall be calculated daily and shall be computed on the actual number of days elapsed over a year of three hundred sixty (360) days. For the purpose of computing interest and fees hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the second (2nd) Business Day after receipt by Lender of such items in Lender's account, provided however, that for the purposes of determining Availability, such items of payment received by Lender shall be deemed applied by Lender on account of the Obligations on the same day received.

     . Borrowers shall pay to Lender, a facility fee in an amount equal to fifty thousand dollars ($50,000.00) ("Facility Fee") which is deemed fully earned and nonrefundable on the Closing Date. An amount equal to twenty-five thousand dollars ($25,000.00) shall be due and payable on the first (1st) Business Day of January, 1999, and the balance of the Facility Fee in an amount equal to twenty-five thousand dollars ($25,000.00), shall be payable in thirty (34) equal monthly payments in advance on the first (1st) Business Day of the month, commencing on February 1, 1999 and continuing on the same day of each month thereafter until the November 1, 2001.

     . Borrower shall pay to Lender 2.50% per annum of the aggregate face amount of such Standby Letters of Credit outstanding from time to time during the term of this Agreement, plus in each case all normal and customary charges associated with the issuance thereof, which fees and charges shall be deemed fully earned upon issuance amendment and/or negotiation of each such Letter of Credit, shall be due and payable on the first (1st) Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

     . Borrower shall, on a monthly basis on the first (1st) Business Day of each calendar month, pay to Lender an unused line fee in the amount of one quarter of one percent (.25%) per annum on the difference between the Maximum Revolving Credit Amount and the amount of the average actual outstanding Loans during the preceding month.

     2.6 Borrowers shall pay to Lender a late fee equal to 5% of any payment which is not received in full within ten (10) days after it is due.

     . Borrowers shall pay to Lender audit and appraisal fees in accordance with Lender's current schedule of fees in effect from time to time (currently $750 per examiner per day) in connection with Lender's field examinations, audits and appraisals of each Borrower's books and records and such other matters as Lender shall deem appropriate, plus all out-of-pocket expenses incurred by Lender in connection with such audits and appraisals. Lender does not expect such field examinations, audits and appraisals to occur more frequently than once per quarter; provided that, Lender shall have the unconditional right to conduct field examinations, audits and appraisals whenever, in its sole discretion, it deems necessary.

     . If, at any time or times regardless of whether or not an Event of Default then exists, Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the analysis, negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment, modification, replacement or termination of this Agreement or any of the other Loan Documents; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby (including any out-of-pocket expenses incurred by any relationship manager or portfolio manager in connection with their visitation of the Borrowers' facilities); (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrowers or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrowers' affairs; (iv) any attempt to enforce any rights of Lender against Borrowers or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or
(v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral or protect, preserve or defend Lender's rights therein; then all such legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrowers. All amounts chargeable to Borrowers under this Section 2.8 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender and shall bear interest from the date such demand is made until paid in full at the Floating Rate applicable to the Loans from time to time. Borrowers shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in
Section 6 hereof.

     . Borrowers shall pay to Lender, on demand, any and all fees, costs or expenses which Lender pays to a bank or other similar institution arising out of or in connection with (i) the forwarding to Borrowers or any other Person on behalf of Borrowers, by Lender of proceeds of Loans made by Lender to Borrowers pursuant to this Agreement and (ii) the depositing for collection by Lender of any check or item of payment received or delivered to Lender on account of the Obligations.

     . Borrowers hereby indemnify Lender and holds Lender harmless from and against any and all losses or expenses that Lender may sustain or incur as a consequence of any prepayment or any Default by Borrowers in the payment of the principal of or interest on any LIBOR Rate Loan or failure by Borrowers to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given by Borrowers, including (but not limited to) any interest payable by Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder, and any other loss or expense incurred by Lender by reason of the liquidation or re-employment of deposits or other funds acquired by Lender to make, continue, convert into or maintain, a LIBOR Rate Loan.

SECTION 3.        LOAN ADMINISTRATION

     . Borrowings under the Credit Facility established pursuant to Section 1 hereof shall be as follows:

     3.1.1 Loan Requests. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, by an Authorized Officer in the following manner:
(i) Borrowers may give Lender notice of the intention to borrow, in which notice Borrowers shall specify the amount of the proposed borrowing and the proposed borrowing date (which shall be a Business Day), no later than 12:00 P.M. Eastern time on the proposed borrowing date, provided, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement or any of the Notes, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. As an accommodation to Borrowers, Lender may permit electronic requests for Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrowers. Unless Borrowers specifically direct Lender in writing not to accept or act upon electronic communications from Borrowers, Lender shall have no liability to Borrowers for any loss or damage suffered by Borrowers as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it electronically and purporting to have been sent to Lender by Borrowers and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it.

     3.1.2 Disbursement. Each Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Loan requested, or deemed to be requested, pursuant to this subsection 3.1.2 as follows: (i) the proceeds of each Loan requested under subsection 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrowers, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrowers and Lender from time to time or elsewhere if pursuant to a written direction from Borrowers; and
(ii) the proceeds of each Loan requested under subsection 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

     3.1.3 Authorization. Each Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrowers, and to charge to Borrowers' Loan Account hereunder as a Revolving Credit Loan (regardless of whether an Overadvance is thereby created) a sum sufficient to pay all interest, when due, accrued on the Obligations during the immediately preceding month, all principal when due, and all costs, fees and expenses at any time owed by Borrowers to Lender hereunder.

     3.1.4 Borrowing Base Certificates. Borrowers shall give Lender a Borrowing Base Certificate no less frequently than once per week, or on such more frequent basis as Lender may request.

     . Except where evidenced by the Note or other instruments issued or made by Borrowers to Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said Note or other instruments shall govern and control), the Obligations shall be payable as follows:

     3.2.1 Principal. Principal payable on account of Loans shall be payable by Borrowers to Lender immediately upon the earliest of (i) the receipt by Lender or Borrowers of any proceeds of any of the Collateral to the extent of said proceeds under the conditions set forth in Sections 3.3.1 and 6.2.5 below, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or (iii) termination of this Agreement pursuant to Section 4 hereof; provided, however, that if an Overadvance shall exist at any time, Borrowers shall, on demand, immediately repay the Overadvance.

     3.2.2 Interest. Interest accrued on the Loans shall be due on the earliest of (i) the first calendar day of each month (for the immediately preceding month) computed through the last calendar day of the preceding month for Floating Rate Loans, (ii) the Business Day immediately succeeding the last day of the LIBOR Interest Period for LIBOR Rate Loans, (iii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations or (iv) termination of this Agreement pursuant to Section 4 hereof.

     3.2.3 Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrowers as and when provided in Section 2 hereof to Lender or to any other Person designated by Lender in writing.

     3.2.4 Other Obligations. The balance of the Obligations (other than those set forth in this Section 3.2) requiring the payment of money shall be payable by Borrowers to Lender as and when provided in this Agreement, the Note, the Other Agreements or the Security Documents, or on demand, whichever is later.

    ..3      Mandatory and Permissive Prepayments

     3.3.1 Proceeds of Sale, Loss, Destruction or Condemnation of Collateral. Except as provided in subsection 6.4.2 hereof, if Borrowers sell any of the Equipment, Real Property, or any other Property, other than inventory sold in the ordinary course of business, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrowers shall pay to Lender, unless otherwise agreed by Lender, as and when received by Borrowers, or as the case may be, Lender shall retain and apply as a mandatory prepayment of the Revolving Credit Loan, a sum equal to the proceeds (including insurance proceeds and payments) received by Borrowers from such sale, loss, destruction or condemnation.

     3.3.2 LIBOR Rate Loans. No portion of the LIBOR Rate Loans may be prepaid for any reason during a LIBOR Interest Period unless Borrowers first satisfy in full their obligations under Section 2.10 arising from such prepayment.

     . Subject to subsection 2.2 of this Agreement, all items of payment received by Lender by 12:00 Noon Eastern time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 Noon Eastern time, on any Business Day shall be deemed received on the following Business Day. Until payment in full of all Obligations and termination of this Agreement, Borrowers irrevocably waive (except as otherwise expressly provided for by Lender) the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrowers, and Borrowers do hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records. If, as the result of receipt of proceeds or collections of Collateral as authorized by subsection 6.2.6 hereof, a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default or Event of Default exists. Such credit balance may be applied to and offset any of the Obligations arising from time to time. If there is no outstanding balance in the Loan Account, and as the result of receipt of proceeds or collections, Borrowers accumulate a credit balance in the Loan Account, such credit balance shall be transferred, so long as no Default or Event of Default exists, to an account established by Borrowers with the Lender and such account with the credit balance shall accrue interest in favor of Borrowers.

     . The Loans shall constitute one general Obligation of Borrowers, and shall be secured by Lender's Lien upon all of the Collateral.

     . Lender shall enter all Loans as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrowers on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers.

     . Lender will account to Borrowers monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrowers unless Lender is notified by Borrowers in writing to the contrary within 45 days of the date each accounting is mailed to Borrowers. Such notice shall only be deemed an objection to those items specifically objected to therein.

SECTION 4.        TERM AND TERMINATION

     . Subject to Lender's right to cease making Loans to Borrowers upon or after the occurrence, and during the continuance, of any Default or Event of Default, this Agreement shall be in effect for a period of three (3) years from the date hereof (the "Original Term") and, subject to Lender's final credit approval, this Agreement shall automatically renew itself for one-year periods thereafter (the "Renewal Terms") unless terminated as provided in Section 4.2 hereof; however, any renewal is subject to a renegotiation of all fees and Termination Charges applicable to and payable by Borrowers during any Renewal Term.

         ..2      Termination

     4.2.1 Termination by Lender. Upon at least sixty (60) days prior written notice to Borrowers, Lender may terminate this Agreement as of the last day of the Original Term or the then current Renewal Term and Lender may terminate this Agreement without notice upon or after the occurrence, and during the continuance, of an Event of Default.

     4.2.2 Termination by Borrower. Upon at least sixty (60) days prior written notice to Lender, Borrowers may, at their option, terminate this Agreement; provided, however, no such termination shall be effective until Borrowers have paid all of the Obligations and the Termination Charges (as set forth below) in immediately available funds and all Letters of Credit have expired or have been cash collateralized to Lender's satisfaction. Any notice of termination given by Borrowers shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans or issue or procure any Letters of Credit on or after the termination date stated in such notice. Subject only to Section 4.2.5 below, Borrowers may elect to terminate this Agreement in its entirety only and no section of this Agreement or type of Loan available hereunder may be terminated singly.

     4.2.3 Termination Charges. On any day other than the effective date of termination of this Agreement for any reason, Borrowers shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to (A) one and one half of one percent (1.50%) of the Total Credit Facility if the termination date occurs during the first year of the Original Term, (B) one percent (1.00%) if the termination date occurs during the second year of the Original Term, and (C) one-half of one percent (.5%) if the termination date occurs during the third year of the Original Term. Such Termination Charges shall not apply if such facility is refinanced by another division of Lender.

     4.2.4 Effect of Termination. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of each Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrowers have paid the Obligations to Lender, in full, in immediately available funds together with the applicable Termination Charges under Section 4.2.3, if any, the balance of the Facility Fee under Section 2.3, and with respect to any outstanding Letters of Credit issued in favor of Borrowers and any other outstanding Obligations of Borrowers to Lender, Lender has obtained an appropriate indemnification by any new lender. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrowers or any Account Debtor and applied to the Obligations, Lender shall, at its option, (i) have received a written agreement in form and substance satisfactory to Lender, executed by Borrowers and by any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) have retained such monetary reserves and Liens on the Collateral for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

SECTION 5.        SECURITY INTERESTS

     . To secure the prompt payment and performance to Lender of the Obligations, Borrowers hereby grant to Lender a continuing first Lien upon all of Borrowers' assets, including without limitation, all of the following Property and interests in Property of Borrowers, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                  (i)      Accounts;

                  (ii)     Inventory;

                  (iii)    Equipment;

                  (iv)     General Intangibles;

                  (v)      Fixtures;

                  (vi)     Deposit Accounts;

                  (vii)    Chattel Paper;

                  (viii)   Instruments;

                  (ix)     Documents;

                  (x)      Investment Property;

                 (xi) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

                 (xii) All books and records (including,  without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrowers pertaining to any of (i) through (xi) above; and

                (xiii)  All  accessions  to,   substitutions   for  and  all
               replacements, products and cash and non-cash proceeds of (i) through (xii) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral.

     . Borrowers shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required by applicable law to perfect or to continue the perfection of Lender's Lien upon the Collateral, including without limitation, the execution of all instruments, documents and agreements required to have Lender's Lien noted on all certificates of title for each Borrower's Property for which such a certificate has been issued and delivery to Lender of all Collateral requested by Lender to be so delivered in order for Lender to obtain a perfected Lien thereon. Unless prohibited by applicable law, Borrowers hereby authorize Lender to execute and file any such financing statement on Borrowers' behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrowers shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents, including, without limitation, delivery of all landlord/ warehousemen lien subordination/waiver agreements requested by Lender.

SECTION 6.        COLLATERAL ADMINISTRATION

         6.1      General

          6.1.1 Location of Collateral. All Collateral, other than Inventory in transit, consigned in the ordinary course of business and motor vehicles, will at all times be kept by Borrowers at one or more of the business locations and sales offices set forth in Exhibit 6.1.1 hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for (i) sales of Inventory in the ordinary course of business; and (ii) removals in connection with dispositions of Equipment that are authorized by subsection
     6.4.2 hereof.

          6.1.2 Insurance of Collateral. Borrowers shall maintain and pay for insurance upon all Collateral wherever located and with respect to each Borrower's business, covering casualty, hazard, public liability, flood and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrowers shall deliver the originals of such policies to Lender with satisfactory lender's loss payable endorsements, naming Lender as lender loss payee, assignee, mortgagee and/or additional insured, as appropriate and providing that all such insurance proceeds are paid to Lender. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of either Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrowers fail to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrowers therefor. Borrowers agree to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

          6.1.3 Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, and Borrowers fail to immediately make such past due payment after Lender requests, Lender may, at its option, but shall not be required to, pay the same and charge Borrowers therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrowers' sole risk.

         ..2      Administration of Accounts

          6.2.1 Records, Schedules and Assignments of Accounts. Borrowers shall keep accurate and complete records of its Accounts and all payments and collections thereon in a format similar to the format provided to and accepted by Lender during the initial field examination, and shall submit to Lender on such periodic basis as Lender shall request a sales and collections report for the preceding period, in form satisfactory to Lender. On or before the fifteenth (15th) day of each month from and after the date hereof, Borrowers shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the face value, discounts and rebates, if any, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories, present status reports relating to the Accounts so scheduled, and copies of each Borrowers' master customer address listing, and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. Borrowers shall, if requested by Lender, execute and deliver to Lender formal written assignments of all of its Accounts from time to time, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

          6.2.2 Discounts, Allowances, Disputes. If Borrowers grant any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrowers shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $20,000.00 are in dispute between a Borrower and any Account Debtor, such Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and while an Event of Default exists, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrowers.

          6.2.3 Taxes. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized (without any obligation or duty on Lender's part), in its sole discretion upon an Default or Event of Default, to pay the amount thereof to the proper taxing authority for the account of Borrowers and to charge Borrowers therefor, provided, however that Lender shall not be liable for any taxes to any governmental taxing authority that may be due by Borrowers.

          6.2.4 Account Verification. Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrowers, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrowers shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

          6.2.5 Maintenance of Dominion Account. Borrowers shall maintain a Dominion Account at Lender and if Lender requests shall establish a lockbox arrangement acceptable to Lender under which Account Debtors shall be requested to make all remittances directly to such lockbox. Borrowers shall be obligated to immediately deposit into, or cause to be directly remitted to, such Dominion Account, any proceeds of Collateral received by Borrowers. All funds deposited in the Dominion Account shall immediately become the property of Lender. Borrowers shall, upon request of Lender from time to time, obtain the agreement by such banks in favor of Lender to waive any offset rights against the funds so deposited and honor all directions of Lender. Lender assumes no responsibility for such arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

          6.2.6 Collection of Accounts, Proceeds of Collateral. To expedite collection, Borrowers shall endeavor in the first instance to make collection of its Accounts. All remittances received by Borrowers on account of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by Borrowers as trustee of an express trust for Lender's benefit and Borrowers shall immediately deposit same in kind in the Dominion Account. Lender retains the right at all times to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Borrowers. Lender has no duty to protect, insure, collect or realize upon the Accounts or preserve rights therein.

         ..3      Administration of Inventory

          6.3.1 Records and Reports of Inventory. Borrowers shall keep accurate and complete records of its Inventory. Borrowers shall furnish to Lender Inventory reports in form and detail satisfactory to Lender at such times as Lender may request, but at least once each month, not later than the fifteenth (15) day of such month. Borrowers shall conduct a physical inventory no less frequently than annually and shall provide to Lender, a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

          6.3.2 Returns of Inventory. If at any time or times hereafter, any Account Debtor returns any Inventory to either Borrower, the shipment of which generated an Account on which such Account Debtor is obligated in excess of $10,000.00, and the amount of such returned Inventory with respect to such Account exceeds $10,000.00, Borrowers shall immediately notify Lender of the same, specifying the reason for such return and the location, condition and intended disposition of the returned Inventory.

          6.3.3  Inventory  Valuation  System.  Borrowers  shall  at  all  times
     maintain  an  Inventory   valuation  system  acceptable  to  Lender,   each
     Borrower's existing system being acceptable to Lender.

        ..4      Administration of Equipment

          6.4.1 Records and Schedules of Equipment. Borrowers shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with subsection 6.4.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Lender. Immediately on request therefor by Lender, Borrowers shall deliver to Lender any and all evidence of ownership of the Equipment.

          6.4.2 Dispositions of Equipment. Borrowers will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; provided, however, that, so long as no Default or Event of Default exists, Borrowers shall be entitled to make dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, have a fair market value or book value, whichever is less, of $10,000.00 or less.

          . All amounts chargeable to Borrowers under Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the Floating Rate applicable to the Loans from time to time.

SECTION 7.        REPRESENTATIONS AND WARRANTIES

          . To induce Lender to enter into this Agreement and to make advances hereunder, each Borrower warrants, represents and covenants to Lender that:

          7.1.1. Organization and Qualification. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Exhibit 7.1.1 hereto and in all other states and jurisdictions where the character of its Properties or the nature of its activities make such qualification necessary.

          7.1.2 Corporate Power and Authority. Each Borrower has full corporate power and authority to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of either Borrower; (ii) contravene either Borrower's charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause either Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to either Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which either
     Borrower is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by either Borrower.

          7.1.3 Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower enforceable against it in accordance with its respective terms.

          7.1.4 Capital Structure. Exhibit 7.1.4 hereto states (i) the correct name of each of the Subsidiaries, if any, of each Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by each Borrower, (ii) the name of each Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of each Borrower and each Subsidiary of such Borrower and (iv) the number of authorized, issued and treasury shares of each Borrower and each Subsidiary of such Borrower, such issued shares shall include the 87,500 shares of common stock held in escrow as security for indemnification obligations to the former shareholders of Immaculate Eagle by Open Plan pursuant to the terms of that certain purchase agreement by and between Open Plan and Immaculate Eagle dated October 1, 1996. Each Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. Except as disclosed on
     Exhibit 7.1.4, there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of either Borrower or any of its Subsidiaries. Except as shown on Exhibit 7.1.4, there are no outstanding agreements or instruments binding upon any shareholder of either Borrower relating to the ownership of its shares of capital stock.

          7.1.5 Corporate Names. Neither Borrower nor any of its Subsidiaries have been known as or used any corporate, fictitious or trade names except those listed on Exhibit 7.1.5 hereto. Except as set forth on Exhibit 7.1.5, neither Borrower nor any of its Subsidiaries have been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

          7.1.6 Business Locations; Agent for Process. Each of Borrower's and its Subsidiaries' chief executive offices and other places of business are as listed on Exhibit 6.1.1 hereto. During the preceding five-year period, neither Borrower nor any of its Subsidiaries had an office, place of business or agent for service of process other than as listed on Exhibit
     6.1.1. Except as shown on Exhibit 6.1.1, no Inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

          7.1.7 Title to Properties; Priority of Liens. Each Borrower and each of its Subsidiaries' has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property (including the Real Property), and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Each Borrower has paid or discharged, or reserved for, all lawful claims which, if unpaid, might become a Lien against any Properties of such Borrower that is not a Permitted Lien. The Liens granted to Lender under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

          7.1.8 Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

          (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

          (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by each Borrower in the ordinary course of its business and in substantial compliance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between such Borrower and the Account Debtor;

          (iii) It is, for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

          (iv) To the best of each Borrower's knowledge, such Account, and Lender's security interest therein is not (by voluntary act or omission of each Borrower) subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Lender to be immaterial, and each such Account is absolutely owing to such Borrower and is not contingent in any respect or for any reason.

          (v) Neither Borrower has made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts, rebates or allowances which are granted by such Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to subsection
     6.2.1 hereof;

          (vi) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or (other than with respect to discounts and rebates granted by such Borrower in the ordinary course of its business), tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

          (vii) To the best of each Borrower's knowledge, without independent investigation, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor was Solvent at the time this Account arose; and

          (viii) To the best of each Borrower's knowledge, without independent investigation, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

          7.1.9 Equipment. The Equipment is in satisfactory operating condition and repair, in light of its intended use, and, to the extent permitted hereunder, all necessary replacements of and repairs thereto shall be made so that such condition shall be maintained and preserved, reasonable wear and tear excepted. Neither Borrower will permit any material item of the Equipment to become affixed to any real Property leased to such Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and neither Borrower will permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first priority Liens in favor of Lender.

          7.1.10 Financial Statements; Fiscal Year. The Consolidated and Consolidating balance sheets of Borrowers and such other Persons described therein (including the accounts of all Subsidiaries, if any, of such Borrower for the respective periods during which a Subsidiary relationship existed) as of December 31, 1997, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP and present fairly the financial positions of each Borrower at such dates and the results of such Borrower's operations for such period. Since June 30, 1998, there has been no material change in the condition, financial or otherwise, of either Borrower and no change in the aggregate value of Equipment and real Property (including the Real Property) owned by Borrowers. The fiscal year of each Borrower and each of its Subsidiaries ends on December 31st of each year.

          7.1.11 Full Disclosure. The financial statements referred to in subsection 7.1.10 hereof do not, nor does this Agreement or any other written statement of either Borrower to Lender, contain any untrue statement of a material fact or, (when taken as a whole with all other information submitted by each Borrower or made available to, and reviewed by Lender), omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which either Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as each Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of either Borrower or the ability of either Borrower to perform this Agreement or the other Loan Documents.

          7.1.12 Solvent Financial Condition. Each Borrower is now and, after giving effect to the Loans to be made hereunder, at all times will be, Solvent.

          7.1.13 Surety Obligations. Except as set forth on Exhibit 7.1.13 hereto, neither Borrower nor any Subsidiary of such Borrower is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into or any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

          7.1.14 Taxes. Each Borrower's and each such Subsidiary of Borrower's federal tax identification number is shown on Exhibit 7.1.14 hereto. Each Borrower and each Subsidiary of such Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and each Borrower maintains reasonable reserves on its books therefor. The provision for taxes on the books of each Borrower and each Subsidiary of such Borrower are adequate for all years not closed by applicable statutes, and for its current fiscal year.

          7.1.15  Brokers.  There  are no claims  against  either  Borrower  for
     brokerage  commissions,   finder's  fees  or  investment  banking  fees  in
     connection with the transactions contemplated by this Agreement.

          7.1.16 Patents, Trademarks, Copyrights and Licenses. Each Borrower and each Subsidiary of such Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses used in and necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Exhibit 7.1.16 hereto.

          7.1.17 Governmental Consents. Each Borrower and each Subsidiary of such Borrower has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

          7.1.18. Compliance with Laws. Except as set forth on Exhibit 7.1.18 hereto, each Borrower and each Subsidiary of such Borrower has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to such Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to either Borrower or any Subsidiary under any such law, rule or regulation except where such noncompliance would not have a material and adverse effect on such Borrower's business, Property, financial condition or prospects. Each Borrower and each Subsidiary of such Borrower has established and maintains an adequate monitoring system to ensure that it remains in compliance with all federal, state and local laws, regulations and rules applicable to it. No Inventory has been
     produced in violation of the Fair Labor  Standards Act (29 U.S.C.   201 et
     seq.), as amended.

          7.1.19 Restrictions. Neither Borrower nor any Subsidiary of a Borrower is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Neither Borrower nor any Subsidiary of a Borrower is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit 7.1.19 hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by either Borrower or any Subsidiary of a Borrower, as applicable.

          7.1.20 Litigation. Except as set forth on Exhibit 7.1.20 hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of either Borrower or any Subsidiary of either Borrower, threatened, against or affecting either Borrower or the business, operations, Properties, prospects, profits or condition of either Borrower or any Subsidiary of Borrower. Neither Borrower nor any Subsidiary of a Borrower is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

          7.1.21 No Defaults. Except as set forth on Exhibit 7.1.21, no event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrowers' performance hereunder, constitute a Default or an Event of Default. Neither Borrower nor any Subsidiary of a Borrower is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

          7.1.22 Leases. Exhibit 7.1.22(a) hereto is a complete listing of all capitalized leases of Borrowers and each Subsidiary of Borrowers and
     Exhibit 7.1.22(b) hereto is a complete listing of each operating lease of Borrowers. Borrowers and each Subsidiary of Borrowers is in full compliance with all of the terms of each of its respective capitalized and operating leases except where such noncompliance would not have a material and adverse effect on either Borrowers' business, Property, financial condition or prospects.

          7.1.23 Pension Plans. Except as disclosed on Exhibit 7.1.23 hereto, neither Borrower nor any Subsidiary of a Borrower has any Plan. Each Borrower and each Subsidiary of such Borrower is in full compliance in all material respects with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of either Borrower or any Subsidiary of such Borrower exists in connection with any Plan. Neither Borrower nor any Subsidiary of a Borrower has withdrawal liability in connection with a Multiemployer Plan.

          7.1.24 Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between either Borrower or any Subsidiary of such Borrower and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrowers or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely Borrowers or any Subsidiary of Borrowers or prevent either Borrower or any Subsidiary of such Borrower from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

          7.1.25 Labor Relations. Except as described on Exhibit 7.1.25 hereto, neither Borrower nor any Subsidiary of Borrower is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of Borrowers' or any Subsidiary of Borrowers' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

          7.1.26 Year 2000 Compliance. The Borrowers have reviewed the area within its business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by the Borrowers may be unable to recognize and perform properly date-sensitive functions involving duties prior to and after December 31, 1999 (the "Year 2000 Problem"). The year 2000 Problem will not result, and is not reasonably expected to result, in any Material Adverse Effect.

          . Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall, in all material respects, remain accurate, complete and not misleading at all times during the term of this Agreement.

          . All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 8.        COVENANTS AND CONTINUING AGREEMENTS

          . During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

          8.1.1 Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of each Borrower and any Subsidiary of such Borrower, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, each Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations.

          8.1.2 Notices. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading in any material respect.

          8.1.3 Financial Statements. Keep, and cause each Subsidiary of Borrowers to keep, adequate records and books of account with respect to its business activities in which proper entries are made reflecting all of its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared on a consistent basis):

               (i) not later than ninety (90) days after the close of each fiscal year of Borrowers, audited financial statements of the Borrowers and their Subsidiaries as of the end of such year, on a Consolidated and Consolidating (if applicable) basis, certified as to such Consolidated financial statements of the Borrowers by a firm of independent certified public accountants of recognized standing selected by Borrowers but acceptable to Lender to have been prepared in accordance with GAAP;

               (ii) not later than thirty (30) days after the end of each month hereafter, including the last month of Borrowers' fiscal year, unaudited interim financial statements of Borrowers and their Subsidiaries as of the end of such month and of the portion of Borrowers' fiscal year then elapsed, on a Consolidated basis, certified by the principal financial officer of Borrowers to have been prepared in accordance with GAAP and fairly to present the Consolidated financial position and results of operations of Borrowers and their Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

               (iii) not later than thirty (30) days prior to the close of each fiscal year of Borrowers, financial projections for Borrowers, for Borrowers' upcoming fiscal year to include, but not limited to, Borrowers' balance sheets, profit and loss statement and cash flow statements, prepared on a month by month basis, in form acceptable to Lenders, provided however, for the fiscal year end dated December 31, 1998, such financial projections shall be delivered by Borrower on or before December 31, 1998;

               (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has sent to all of its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange
          Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

               (v) promptly after the filing thereof, copies of any annual report to be filed under ERISA in connection with each Plan;

               (vi) not later than fifteen (15) days after the end of each calender month, a Collateral Update Certificate of Borrowers andaccounts receivable agings, accounts payable agings, inventory valuation report by location, and backup for the reported ineligible accounts receivable and inventory collateral;

               (vii) together with each set of financial statements described in
          (i) and (ii) above, a compliance certificate signed by the Borrowers' chief financial officer, certifying that (i) all representations and warranties set forth in the loan documents are true and correct; (ii) none of the covenants in the loan documents has been breached; and
          (iii) no event has occurred which would constitute an Event of Default under the loan documents; and

               (viii) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or either Borrower's financial condition or results of operations, including without limitation, detailed monthly accounts payable agings.

     Concurrently with the delivery of the financial statements described in clause (i) of this subsection 8.1.3, Borrower shall forward to Lender a copy of the accountants' letter to either Borrower's management that is prepared in connection with such financial statements and also shall cause to be prepared and shall furnish to Lender a certificate of the aforesaid certified public accountants certifying to Lender that, based upon their examination of the financial statements of the Borrowers and their Subsidiaries performed in connection with their examination of said financial statements, they are not aware of any Default or Event of Default, or, if they are aware of such Default or Event of Default, specifying the nature thereof, and acknowledging in a manner satisfactory to Lender, that they are aware that Lender is relying on such financial statements in making its decision with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses
(i) and (ii) of this subsection 8.1.3, or more frequently if requested by Lender, Borrowers shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of Exhibit 8.1.3 hereto executed by the chief financial officer of Borrowers.

     8.1.4 Landlord and Storage Agreements. Provide Lender with copies of all leases and other material written agreements between either Borrower and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

     8.1.5 Year 2000 Compliance. Take all action necessary to assure that all times the computer-based systems utilized by Borrowers and each of their Subsidiaries are able to effectively interpret, process and manipulate data, including dates before, on and after December 31, 1999. At Lender's request, Borrowers shall provide to Lender assurance reasonably satisfactory to Lender that the computer-based systems utilized by Borrowers and each of their Subsidiaries are able to recognize and perform without error functions involving dates before, on and after December 31, 1999.

     8.1.6 Bank Accounts. The Borrowers will maintain their main depository and operating accounts with Lender. Borrowers will be responsible for all customary service charges associated with any accounts maintained at Lender.

     . During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Borrower covenants that, it shall not:

     8.2.1 Mergers; Consolidations; Acquisitions. Merge or consolidate, or permit any Subsidiary of either Borrower to merge or consolidate, with any Person; nor acquire all or any substantial part of the Properties of any Person.

     8.2.2 Loans. Make or permit any Subsidiary of either Borrower to make, any loans or other advances of money to any Person, other than loans in the ordinary course of business for Borrowers' established payroll practices or for travel by Borrowers' employees, not to exceed in the aggregate $25,000.00.

     8.2.3 Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of either Borrower to create, incur, assume, or suffer to exist, any Indebtedness, except:

          (i) Obligations owing to Lender;

          (ii) Subordinated Debt (if applicable);

          (iii) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 90 days from billing date or more than 60 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and Borrowers shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by such Borrower and its independent accountants;

          (iv) Obligations to pay Rentals permitted by subsection 8.2.13 and Capitalized Lease Obligations permitted under subsection 8.2.8;

          (v) Permitted Purchase Money Indebtedness;

          (vi) taxes not yet due or being contested in the manner described in subsection 7.1.14 hereto; and

          (vii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business.

     8.2.4 Affiliate Transactions. Enter into, or be a party to, or permit any Subsidiary of either Borrower to enter into, or be a party to, any transaction with any Affiliate of either Borrower or any stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrowers' or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrowers or such Subsidiary than Borrowers or such Subsidiary would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrowers or any Subsidiary of a Borrower.

     8.2.5 Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of either Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

          (i) Liens at any time granted in favor of Lender;

          (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

          (iii) such other Liens as appear on Exhibit 8.2.5 hereto;

          (iv)  Purchase   Money  Liens   securing   Permitted   Purchase  Money
     Indebtedness; and

          (v) such other Liens as Lender may hereafter approve in writing.

     8.2.6 Subordinated Debt. Make any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, in contravention of the written terms of any instrument evidencing such Subordinated Debt.

     8.2.7 Distributions. Declare or make or permit any Subsidiary of either Borrower to declare or make any Distributions.

     8.2.8 Capital Expenditures. Make Capital Expenditures including Capitalized Lease Obligations which, in the aggregate, as to Borrowers and their
Subsidiaries, exceed Five Hundred Thousand Dollars ($500,000.00) during any fiscal year of Borrowers.

     8.2.9 Disposition of Assets. Sell, lease or otherwise dispose of, or permit any Subsidiary of either Borrower to sell, lease or otherwise dispose of any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as there has been no acceleration of the Obligations; or (ii) dispositions expressly authorized by and referenced in this Agreement.

     8.2.10 Stock of Subsidiaries. Issue, or permit any Subsidiary of either Borrower to issue, any additional shares of its capital stock.

     8.2.11 Bill-and-Hold Sales, Etc. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval basis or sale on a repurchase or return basis, or make a sale of inventory on a consignment basis whereby such consigned inventory exceeds $100,000.00 in the aggregate.

     8.2.12 Restricted Investment. Make or have, or permit any Subsidiary of either Borrower to make or have, any Restricted Investment.

     8.2.13 Leases. Become, or permit any Subsidiary of either Borrower to become, a lessee under any new operating lease (other than a lease under which either Borrower or any Subsidiary of a Borrower is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under such lease in question and all other new leases (other than leases that are represented by Capitalized Lease Obligations) under which either Borrower or any Subsidiary of a Borrower is then lessee would exceed $50,000.00 in any fiscal year. The annual aggregate amount for such new operating leases shall not include operating leases currently in effect, any renewals thereof or any escalations of the lease payments therein. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

     8.2.14 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of either Borrower.

     . During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

     8.3.1 Minimum Interest Coverage Ratio. Borrowers will maintain an Interest Coverage Ratio of not less than 1.50 to 1.0 to be measured on a cumulative fiscal year to date basis.

     8.3.2 Effective Tangible Net Worth. Borrower shall maintain Effective Tangible Net Worth of not less than $11,000,000.00 on the Closing Date and on quarter-end December 31, 1998; thereafter on each successive fiscal quarter end date, commencing March 30, 1999, Borrowers shall have a minimum Effective Tangible Net Worth equal to the sum of (i) the Tangible Net Worth required as of the last day of the preceding quarter, plus (ii) sixty percent (60%) of the net earnings (if a positive amount) during the fiscal quarter ending on such date.

     8.3.3 Consecutive Quarterly Losses. Not have quarterly losses in excess of $1.00 for any two (2) consecutive quarters, such losses shall be measured commencing the first (1st) quarter following the Closing Date.


SECTION 9.        CONDITIONS  PRECEDENT

     Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender may, in its sole discretion, make any Loan under this Agreement, so long as each of the following conditions has been and continues to be satisfied:

     . Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel, including, without limitation, the following:

          (A) Certified copies of each Borrower's casualty insurance policies, together with loss payable endorsements on Lender's standard form of Lender Loss Payee and Mortgagee Endorsement naming Lender as lender loss payee and/or mortgagee, as applicable, and certified copies of each Borrower's liability insurance policies, together with endorsements naming Lender as additional insured;

          (B) Certified copies of (i) resolutions of each Borrower's board of directors authorizing the execution and delivery of this Agreement and the Loan Documents and the performance of all transactions contemplated hereby and thereby, (ii) each Borrower's by-laws, and (iii) an incumbency certificate of each Borrower;

          (C) A copy of the Articles or Certificate of Incorporation of each Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

          (D) Good standing certificate for each Borrower, issued by the Secretary of State or other appropriate official of each Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrowers' business activities or the ownership of its Properties necessitates qualification;

          (E) A closing certificate signed by the chief executive officer of each Borrower dated as of the date hereof, stating that (i) the representations and warranties set forth in Section 7 hereof are true and correct on and as of such date, (ii) each Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and (iii) on such date no Default or Event of Default exists;

          (F) The Security Documents duly executed, accepted and acknowledged by or on behalf of each of the signatories thereto;

          (G) The Other Agreements duly executed and delivered by each Borrower;

          (H) The favorable, written opinion of counsel to Borrowers as to the transactions contemplated by this Agreement and any of the other Loan Documents as required by Lender;

          (I) Written instruction from Borrowers directing the application of proceeds of the initial Loans made pursuant to this Agreement and an initial Borrowing Base Certificate from Borrowers;

          (J) Duly executed agreements establishing the Dominion Account with financial institutions acceptable to Lender for the deposit of the collections of Accounts and other proceeds of the sale of Inventory;

          (K) Payoff agreement and UCC-3 termination statements from each Borrowers' Existing Lender;

          (L) UCC-1 financing statement, state and federal tax lien and judgment searches;

          (M) Payment of all fees and expenses owing hereunder;

          (N) Landlord and Mortgagee waivers as required by Lender;

          (O) All governmental and third party consents necessary to effectuate the transactions contemplated herein;

          (P) Validity and Support Agreements, in form and substance acceptable to Bank, executed by John Hobey, William Crabtree and Neil Suffa.

          (Q) Delivery of and Lender's  satisfaction  with Borrowers'  September
     30,  1998  third  quarter   Consolidated   financial  statement  reflecting
     Borrowers' physical inventory count as of September 30, 1998.

          (R) Such other documents, instruments and agreements as Lender shall reasonably request in connection with the foregoing matters.


     . No Default or Event of Default shall exist.

     . Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

     . Except as set forth on Exhibit 7.1.20 hereto, no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body (i) to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or (ii) which relates to the Collateral, assets, business operations or obligations of either Borrower which (in Lender's judgment) could have a material adverse effect upon the creditworthiness, condition, operations or prospects (financial or otherwise) of either Borrower.


SECTION 10.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

     . The occurrence of one or more of the following events shall constitute an "Event of Default":

     10.1.1 Payment of Obligations. Borrowers shall fail to pay any Obligations owing hereunder or under the Notes, or any other of the Obligations, on the due date thereof (whether due at stated due date, maturity, on demand, upon acceleration, or otherwise).

     10.1.2 Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of Borrowers or any Subsidiary of Borrowers in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto, proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 7.2 hereof.

     10.1.3 Breach of Specific Covenants. Borrowers shall fail or neglect to perform, keep or observe any covenant contained herein on the date that Borrowers are required to perform, keep or observe such covenant.

     10.1.4 Breach of Other Covenants. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 10.1 hereof).

     10.1.5 Default Under Security Documents/Other Agreements. Any event of default shall occur under, or Borrowers shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

     10.1.6 Other Defaults. There shall occur any default or event of default on the part of Borrowers under any agreement, document or instrument to which either Borrower is a party or by which either Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) in excess of $250,000.00.

     10.1.7 Uninsured Losses. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

     10.1.8 Adverse Changes. There shall occur any material adverse change in the financial condition or business prospects of Borrowers.

     10.1.9 Insolvency and Related Proceedings. Either Borrower shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against either Borrower under the Bankruptcy Code (if against a Borrower, the continuation of such proceeding for more than 45 days), or a Borrower shall make any offer of settlement, extension or composition to its unsecured creditors generally.

     10.1.10 Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of either Borrower for a period which significantly affects either Borrower's capacity to continue its business, on a profitable basis; or either Borrower shall suffer the loss or revocation of any license or permit now held or hereafter acquired by either Borrower which is necessary to the continued or lawful operation of its business; or either Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which either Borrower leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term and such cancellation or termination will have a material adverse effect on such Borrower's business, financial condition, Collateral or prospects; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

     10.1.11 Change of Ownership. Any transfer of the issued and outstanding shares of common stock or other evidence of ownership of such Borrower or election of the Board of Directors which would constitute a Change of Control in such Borrower

     10.1.12  ERISA.  A Reportable  Event shall occur which Lender,  in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated in a "distress termination" pursuant to
Section 4041(c) or any such trustee shall be requested or appointed, or if either Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower's complete or partial withdrawal from such Plan.

     10.1.13  Challenge to  Agreement.  Either  Borrower or any  Subsidiary of a
Borrower shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

     10.1.14 Criminal Action or Forfeiture. Either Borrower or any Subsidiary of a Borrower shall be criminally indicted or convicted under any law or engage in any conduct which is reasonably likely to result in a forfeiture of any material Property of a Borrower or any Subsidiary of a Borrower.

     10.1.15 Judgments or Executions. Except as set forth on Exhibit 7.1.20 hereto, any money judgment or judgments in excess of $25,000.00, or any writ of attachment, execution or similar process is filed against Borrower.

     . Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand, protest or further notice by Lender, become at once due and payable and Borrowers shall forthwith pay to Lender, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 10.1.9 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

     . Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies (to the full extent permitted by applicable law):

     10.3.1 All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

     10.3.2 The right to take immediate possession of the Collateral, and to (i) require Borrowers to assemble the Collateral, at Borrowers' expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrowers, Borrowers agree not to charge Lender for storage thereof).

     10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrowers agree that seven (7) days written notice to Borrowers of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrowers' premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing two (2) Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral; second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrowers shall remain liable to Lender therefor.

     10.3.4 Upon an Event of Default, Lender is hereby granted a license or other right to use, without charge, Borrowers' labels, patents, copyrights, rights of use of any name, trade secrets, tradenames, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrowers' rights under all licenses and all franchise agreements shall inure to Lender's benefit.

     10.3.5 Lender may, at its option, reduce or modify the Borrowing Base , or any portion thereof or the advance rates or to take additional reserves in the Borrowing Base.

     . All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule given to Lender or contained in any other agreement between Lender and Borrowers, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The failure or delay of Lender to require strict performance by Borrowers of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Event of Default by either Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrowers. Nothing herein contained shall at any time compel Lender to accept at any time any cure offered or proposed by Borrowers or any other Person as to any Event of Default.


SECTION 11.   MISCELLANEOUS

     . Each Borrower hereby irrevocably designate, make, constitute and appoint Lender (and all Persons designated by Lender) as Borrowers' true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrowers and in either Borrowers's or Lender's name, but at the cost and expense of Borrowers:

     11.1.11 At such time or times as Lender or said agent, in its sole discretion, may determine, endorse Borrowers' name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

     11.1.12 At such time or times as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrowers' rights and remedies with respect to the collection of the Accounts; (ii) receive, open and dispose of all mail addressed to Borrowers and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (iii) endorse the name of Borrowers upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (iv) endorse the name of Borrowers upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (v) use Borrowers' stationery and sign the name of each Borrower to verifications of the Accounts and notices thereof to Account Debtors; (vi) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (vii) do all other acts and things necessary, in Lender's determination, to fulfill Borrowers' obligations under this Agreement. Upon a Default or Event of Default, Lender or its agent in its sole discretion may determine:(i) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (ii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iii) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (iv) prepare, file and sign Borrowers' names to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (v) make and adjust claims under policies of insurance; and (vi) do all other acts and things necessary, in Lender's determination, to fulfill Borrowers' obligations under this Agreement.

     . Borrowers hereby agree to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including attorneys' fees and legal expenses) as the result of Borrowers' failure to observe, perform or discharge Borrower's duties hereunder, provided that, Borrowers shall not be liable for any liability, loss, damage, suit, action or proceeding arising out of Lender's gross negligence and willful misconduct. In addition, Borrowers shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrowers' or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

     . This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Lender. Borrowers may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrowers' rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrowers hereby consent to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Borrowers' agree that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Borrowers further agree that Lender may disclose credit information regarding Borrower to any potential participant or assignee.

     . Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     . This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender.

     . The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

     . This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

     . Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, three (3) Business Days after deposit in the mail, postage prepaid, or one (1) Business Day after delivery to an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

                  If to Lender:     Fleet Bank, N.A.
                                    ABL Department
                                    Mail Stop NJSPW03I
                                    1125 Route 22 West (3rd Floor)
                                    Bridgewater, NJ 08807
                                    Attention: Michael J. Byrne
                                    Facsimile No.: (908) 253-4062

                  With a copy to:   Blank Rome Comisky & McCauley LLP
                                    One Logan Square
                                    Philadelphia, PA  19103
                                    Attention: Lawrence F. Flick II, Esquire
                                    Facsimile No.: 215-569-5522

                  If to Borrower:   Open Plan System, Inc.
                                    4299 Carolina Avenue
                                    Building C
                                    Richmond, VA   23222
                                    Attention:   Jack Hobey, President
                                    Facsimile No.: (804) 228-5656

                  With a copy to:   Williams, Mullen, Christian & Dobbins
                                    1021 East Cary Street, 16th Floor
                                    Richmond, VA 23219
                                    Attention: Michael Buseck, Esquire
                                               Theodore L. Chandler Jr., Esquire
                                            Facsimile No.: 804-783-6507
or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; provided, however, that any notice, request or demand to or upon Lender pursuant to subsections 2.1.1., 3.1.1 or
4.2.2 hereof shall not be effective until received by Lender.

     . Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

     . Each Borrower hereby authorizes and permits Lender to respond to usual and customary credit inquiries from third parties concerning either Borrower; provided, however, that Lender shall have no duty or obligation to so respond or continue to respond.

     . Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

     . This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

     . No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

     . THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN NEW JERSEY. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN NEW JERSEY, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF NEW JERSEY. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF EITHER BORROWER OR LENDER, EACH BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF NEW JERSEY OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO EITHER BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWERS' ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

     . EACH BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE
COLLATERAL: (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH EITHER BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND
CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD; (iii) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED BY THIS AGREEMENT, NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. EACH BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWERS. EACH BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year specified at the beginning of this Agreement.

                        OPEN PLAN SYSTEMS, INC.


                        By:


                        IMMACULATE EAGLE, INC. d/b/a Total Facilities Management


                        By:
Accepted:

FLEET BANK, N.A.


By:
         Michael J. Byrne, Vice President

                                   APPENDIX A

                               GENERAL DEFINITIONS

     When used in the Loan and Security Agreement dated as of November ____, 1998, by and among Fleet Bank, N.A., Open Plan Systems, Inc. and Immaculate Eagle, Inc., the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     Account Debtor - any Person who is or may become obligated under or on account of an Account.

     Accounts - collectively, all Accounts, contract rights, Chattel Paper, Instruments and Documents, whether now owned or hereafter created or acquired by Borrowers or in which Borrowers now have or hereafter acquired any interest.

     Acquisition - that certain acquisition by OPSI of all outstanding common stock of IEI pursuant to that certain Purchase Agreement dated October 1, 1996 by and between OPSI and IEI.

     Adjusted LIBOR Rate - For any LIBOR Interest Period, as applied to a LIBOR Rate Loan, the rate per annum (rounded upwards, if necessary to the next 1/16 of 1%) determined pursuant to the following formula:

                  Adjusted Libor Rate =            Libor Rate
                                                     (1.00 - Reserve Percentage)

     The term "LIBOR Rate" shall mean, as applicable to any LIBOR Rate Loan, the rate per annum (rounded upward, if necessary to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Rate which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) London Banking Days preceding the first day of such LIBOR Rate; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to the interest period on the Reuters Page "LIBOR" (or such other page as may replace the LIBOR Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two
(2) London Banking Days prior to the beginning of such interest period.

     Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

     Agreement - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A as each of the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time.

     Aggregate Adjusted Availability - an amount equal to the Borrowing Base less the sum of (i) the amount of Revolving Credit Loans outstanding as of the date any such calculation is made (including Loans requested to be made on such date) plus (ii) all sums due and owing to trade creditors which remain outstanding beyond normal trade terms (as set forth in this Agreement) or special terms granted in writing by trade creditors, plus (iii) any reserves against the Borrowing Base, plus (iv) closing payments and expenses.

     Applicable Margin - a marginal rate of interest which is added to the Adjusted LIBOR Rate or Floating Rate, as the case may be, to determine the effective rate of interest on LIBOR Rate Loans or Floating Rate Loans, as the case may be. The Applicable Margin (i) for LIBOR Rate Loans shall be 2.50% and
(ii) for Floating Rate Loans shall be .50%. If no Event of Default has occurred or exists, and provided, Borrowers' Financial Statements for December 31, 1999 fiscal year end reflect a pretax profit of Borrowers of at least $2,000,000.00 (such Financial Statements delivered pursuant to Section 8.1.3(i)), the Applicable Margin for LIBOR Rate Loans and Floating Rate Loans shall be reduced by .25%. Furthermore, if no Event of Default has occurred or exists, and provided, Borrowers' Financial Statements for December 31, 2000 fiscal year end reflect a pretax profit of Borrowers of at least $2,500,000.00 (such Financial Statements delivered pursuant to Section 8.1.3(i)), the Applicable Margin for LIBOR Rate Loans and Floating Rate Loans shall be reduced by .25% from the Applicable Margin then in effect. The Applicable Margin shall be adjusted five
(5) Business Days after receipt of the applicable Financial Statements. At any time that such Financial Statements are required to be delivered under the terms of this Agreement and is not so delivered, then the Applicable Margin shall be the highest rate specified for the subject type of Loan until the Financial Statements are so delivered.

     Authorized Officer - any officer of Borrowers authorized by resolution of the Board of Directors of Borrowers to execute documents, instruments, certificates and agreements on behalf of Borrowers in favor of Lender and who is identified on the incumbency certificate referenced in Section 9.1(B) herein.

     Availability - the amount of money which Borrowers are entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of Borrowers pursuant to any of the Loan Documents and which have not been reimbursed by Borrowers) is subtracted from the lesser of (i) the Maximum Revolving Credit Amount or (ii) the Borrowing Base. If the amount outstanding is equal to or greater than the lesser of (i) Maximum Revolving Credit Amount or
(ii) the Borrowing Base, Availability is 0.

     Bank - Fleet Bank, N.A. or such other bank as Lender may hereafter designate.

     Borrowing Base - as at any date of determination thereof, an amount up to the sum of 80% of the face value of Borrower's Eligible Accounts minus such reserves as Lender may have established from time to time.

     Borrowing Base Certificate - the certificate signed by the controller or accounting manager of Borrowers showing the status of Borrowers' Inventory, outstanding Revolving Credit Loans and other information in the form of Exhibit A-1 to the Agreement.

     Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New Jersey or is a day on which banking institutions located in such state are closed.

     Capital Expenditures - cash expenditures made for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations excluding expenditures for the replacement of any assets leased under a Capitalized Lease Obligation in connection with a casualty or loss thereof.

     Cash Flow - for any period means Borrowers' (i) Adjusted Net Earnings from Operations for such period plus (ii) depreciation, interest and amortization expenses for such period plus (iii) deferred taxes for such period, less (iv) non-financed Capital Expenditures, less (v) principal payments on account of current maturities of long-term Indebtedness and less (vi) principal payments on Capitalized Lease Obligations, all as determined in accordance with GAAP.

     Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Change of Control" means (i) a "Person" or a "group" (within the meaning of Sections 13(d) and 14(d)(ii) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 30% of the total voting power of the voting stock of the Borrowers on a fully diluted basis or (ii) a majority of the Board of Directors of the Borrowers then in office shall not consist of individuals who on the Closing Date constitute the Board of Directors of the Borrowers or new directors whose election or whose nomination for election by stockholders, was approved by at least two thirds of the members of the Board of Directors then in office who were either members of the Board of Directors on the Closing Date or whose election or nomination was previously so approved.

     Closing Date - the date on which all of the conditions precedent in Section 9 of the Agreement are satisfied and the initial Loan is made or issued under the Agreement.

     Code - the Uniform Commercial Code as adopted and in force in the State of New Jersey and as from time to time in effect.

     Collateral  - all of the Property  and  interests in Property  described in
Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

     Collateral Update Certificate - as defined in subsection 8.1.3(vi) of the Agreement.

     Consolidated and Consolidating - the consolidation and consolidating in accordance with GAAP of the accounts or other items as to which such term applies.

     Current Liabilities - at any date means the amount at which all of the current liabilities of a Person would be properly classified as current liabilities on a balance sheet at such date in accordance with GAAP (including the Revolving Credit Loans and the current maturities of any long-term Indebtedness).

     Default - an event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

     Default Rate - as defined in subsection 2.1.2 of the Agreement.

     Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

     Dominion Account - a special account of Lender established by Borrowers pursuant to the Agreement at Lender and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

     EBIT - means the following, without duplication, for any period, each calculated for such period: (a) net income plus (b) any provision for (or less any benefit from) income taxes and franchise taxes deducted in the determination of net income; plus (c) interest expense deducted in the determination of net income (including any bank charges, fees or costs); plus (d) losses (or less gains) from asset dispositions or other non-cash items (excluding sales, expenses or losses related to current assets) included in the determination of net income; less (e) after tax extraordinary gains (or plus after tax extraordinary losses), each of the above calculated in accordance with GAAP.

     Effective Tangible Net Worth - means the Tangible Net Worth of Borrowers plus Subordinated Debt plus indebtedness due from Borrowers to shareholders of Borrowers as of the date hereof.

     Eligible Account - an Account arising in the ordinary course of either Borrower's business from the sale of goods or rendition of services which Lender, in its sole credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

          (i) it arises out of a sale made by a Borrower to a Subsidiary or an Affiliate of a Borrower or to a Person controlled by an Affiliate of a Borrower; or

          (ii) it is due or unpaid more than ninety (90) days after the original invoice date; or

          (iii) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or

          (iv) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; or

          (v) the Account Debtor is also Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account (to the extent of such dispute, as determined by Lender), or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to a Borrower (to the extent of such dispute, as determined by Lender), or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

          (vi) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

          (vii) it arises from a sale to an Account Debtor outside the United States and Canada, unless the sale is on letter of credit, foreign credit insurance, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion; or

          (viii) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

          (ix) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. 203 et seq., as amended); or

          (x) the Account is not at all times subject to Lender's duly perfected, first priority security interest and no other Lien other than a Permitted Lien; or

          (xi) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

          (xii) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

          (xiii) the applicable Borrower has made any agreement with the Account Debtor for any deduction therefrom, including, without limitation, any rebate offered by such Borrower (to the extent of such deduction or rebate, as determined by Lender), except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

          (xiv) it is otherwise deemed unacceptable by Lender in its reasonable discretion.

          Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidance, orders and consent decrees relating to environmental matters.

          Equipment - collectively, all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in either Borrower's operations or owned by either Borrower or in which either Borrower has an interest, whether now owned or hereafter acquired by either Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

          ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

          Event of Default - as defined in Section 10.1 of the Agreement.

          Existing Lenders - Crestar Bank, N.A.

          Financial Statements - The consolidated and consolidating balance sheets, income statements, statements of cash flows and statements of the Borrowers, all prepared in accordance with GAAP and provided by Borrowers pursuant to Section 8.1.3(i) hereof. All Financial Statements shall set forth the current Fiscal Year.

          Floating Rate - a rate of interest equal to the Prime Rate plus the Applicable Margin.

          Floating Rate Loans - collectively, all Loans bearing interest at the Floating Rate. GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

          General Intangibles - collectively, all personal property of Borrowers (including things in action) other than goods, Accounts, Chattel Paper, Documents, Instruments, Investment Property and money, whether now owned or hereafter created or acquired by Borrowers.

          IEI - Immaculate Eagle, Inc.

          Indebtedness - as applied to a Person means, without duplication

          (i) all items, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

          (ii)  all   obligations   of  other  Persons  which  such  Person  has
     guaranteed,

          (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and

          (iv) in the case of Borrower (without duplication), the Obligations.

          Interest   Coverage  Ratio  -  means  the  ratio  of  Borrowers'  EBIT
     (including any bank charges) to their interest expense (including any bank charges).

          Inventory - collectively, all Inventory of Borrowers, whether now owned or hereafter acquired including, without limitation, all goods intended for sale or lease by Borrowers, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrowers' business; and all Documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrowers.

          Investment Property - has the meaning ascribed thereto in the Code.

          Letter of Credit - any standby letter of credit issued under the terms hereof.

          LIBOR Based Rate - a rate of interest on the Revolving Credit Loans equal to the Adjusted LIBOR Rate plus the Applicable Margin.

          LIBOR Interest Period - a period of 1, 2, 3 and 6 month(s) duration during which the LIBOR Based Rate is applicable.

          LIBOR Rate Loans - collectively, all Loans bearing interest at the LIBOR Based Rate.

          Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract and including, without limitation, the security interest, security title or lien arising from a security agreement, mortgage, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale or trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrowers shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          Loan Account - the loan account established on the books of Lender pursuant to Section 3.6 of the Agreement.

          Loan Documents - the Agreement, the Other Agreements and the Security Documents as each of the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time.

          Loans - all loans and advances of any kind made by Lender pursuant to the Agreement.

          London Business Day - any Business Day on which banks in London, England are open for business.

          Material Adverse Effect - any event, condition or occurrence as to any one or more Borrowers or any of their Subsidiaries which individually or in the aggregate with any other such event, condition or occurrence, in the judgment of Lender, could be expected to materially and adversely affect the financial condition, business, prospects or Properties of any of the Borrowers or the ability of any Borrower to duly and timely perform and pay its obligations hereunder and under the other Loan Documents.

          Maturity Date - the last day of the Original Term or, if any Renewal Term is in effect, then the last day of such Renewal Term.

          Maximum Revolving Credit Amount - the difference between (i) the Total Credit Facility, and (ii) the sum of (a) any outstanding standby letters of credit, and (b) any reserves set by Lender under the Revolving Credit Facility.

          Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to a Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to a Borrower,
     (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of a Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by a Borrower.

          Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

          Note - collectively, the Revolving Credit Note.

          Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrowers to Lender of any kind or nature, present or future, whether or not evidenced by any note, Letter of Credit, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. The term includes without limitation, all interest, charges, fees, expenses, attorneys' fees, and any other sums chargeable to Borrower, under any of the Loan Documents.

          OPSI - Open Plan Systems, Inc.

          Original Term - as defined in Section 4.1 of the Agreement.

          Other Agreements - any and all agreements and instruments (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrowers, any guarantor, or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement, as each of the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time.

          Overadvance - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans exceeds the Borrowing Base.

          Participating Lender - each Person who shall be granted the right by Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

          Patents, Trademarks, Copyrights and Licenses Security Agreement - collectively, the Patents, Trademarks, Copyrights and Licenses Security Agreement and Power of Attorney to be executed by Borrowers on or about the Closing Date in favor of Lender, in form and substance satisfactory to Lender.

          Permitted Liens - any Lien of a kind specified in subsection 8.2.5 of the Agreement.

          Permitted Purchase Money Indebtedness - Purchase Money Indebtedness of Borrowers incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrowers at the time outstanding, does not exceed $50,000.00. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

          Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

          Plan - an employee benefit plan now or hereafter maintained for employees of either Borrower that is covered by Title IV of ERISA.

          Prime Rate - the rate of interest announced or quoted by Lender from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Lender to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Lender as a standard, a comparable reference rate designated by Lender as a substitute therefor shall be the Prime Rate.

          Projections - Borrowers' forecasted Consolidated and Consolidating (if applicable) (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          Property - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any fixed assets for the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

          Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets, the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

          Real Property - the real estate (with buildings, improvements, rents and profits) described on Exhibit A-2 to this Agreement.

          Regulation  D -  Regulation D of the Board of Governors of the Federal
     Reserve  System,   comprising  Part  204  of  Title  12,  Code  of  Federal
     Regulations, as amended, and any successor thereto.

          Rentals - as defined in subsection 8.2.13 of the Agreement.

          Renewal Terms - as defined in Section 4.1 of the Agreement.

          Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

          Reserve - for any day, that reserve (expressed as a decimal) which is in effect (whether or not actually incurred) with respect to Bank on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which Bank is subject including any board or governmental or administrative agency of the United States or any other jurisdiction to which Bank is subject), for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for Eurocurrency liabilities as defined in Regulation D.

          Reserve Percentage - for Bank on any day, that percentage (expressed as a decimal) which is in effect on such day, prescribed by the Board of Governors of the Federal Reserve System (or any successor or any other banking authority to which Lender is subject, including any board or governmental or administrative agency of the United States or any other jurisdiction to which Bank is subject) for determining the maximum reserve requirement (including without limitation any basic, supplemental, marginal or emergency reserves) for (i) deposits of United States Dollars or (ii) Eurocurrency liabilities as defined in Regulation D, in each case used to fund a LIBOR Rate Loan subject to an Adjusted LIBOR Rate. The Adjusted LIBOR Rate shall be adjusted automatically on and as of the effective day of any change in the Reserve Percentage.

          Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following (those investments listed in clauses (v) through (viii) below only permitted if there are no outstanding Revolving Credit Loans):

               (i) investments in one or more Subsidiaries of either Borrower to the extent existing on the Closing Date;

               (ii) Property to be used in the ordinary course of business;

               (iii) Current assets arising from the sale of goods and services in the ordinary course of business of each Borrower;

               (iv) investments in any publically traded companies which are in substantially the same line of business as Borrowers or would be considered by Borrowers to be competitors of Borrowers in an amount not to exceed $10,000.00 in the aggregate;

               (v) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

               (vi) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000;

               (vii) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy (270) days from the date of creation thereof; and

               (viii) mutual funds that invest in any of the foregoing.

          Revolving  Credit  Loan - a Loan made by Lender as provided in Section
     1.1 of the Agreement.

          Revolving Credit Facility - the credit facility established by Lender for the making of Revolving Credit Loans pursuant to Section 1.1.1 hereof.

          Revolving Credit Note - the secured promissory note to be executed by Borrowers on the Closing Date in favor of Lender to evidence Borrowers' obligation to repay the Revolving Credit Loans, which shall be in the form of Exhibit A-3 to the Agreement.

          Schedule  of  Accounts -  as  defined  in   subsection 6.4.1   of  the
     Agreement.

          Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

          Security Documents - the Patents, Trademarks, Copyrights and Licenses Security Agreement, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations, as each of the same may be amended, modified, renewed, extended, replaced, restated or substituted from time to time.

          Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

          Subordinated Debt - Unsecured indebtedness of Borrowers that is subordinated to the Obligations in a manner, under terms and subject to a written agreement satisfactory to Lender.

          Subsidiary - any corporation of which a Person owns, directly or indirectly through one or more intermediaries, more than 50% of the Voting Stock at the time of determination.

          Tangible Capital Funds - as defined in Section 8.3.1.

          Tangible Net Worth - means the excess of Borrowers' assets over liabilities as will be shown on a balance sheet of Borrowers, prepared in accordance with GAAP, consistently applied, provided, however, such amounts are to be net of amounts carried on the books of Borrowers for any and all of the following: (i) unamortized debt discount and expense, (ii) patents, patent applications, copyrights, trademarks, tradenames, goodwill, experiments or organizational expenses and other like intangible assets and other items that would be characterized as intangible assets in accordance with GAAP.


          Termination Charge - as defined in Section 4.2.3.

          Total Credit Facility - $5,000,000.00

          Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

          Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                                LIST OF EXHIBITS


Exhibit A-1       Borrowing Base Certificate
Exhibit A-2       Real Property
Exhibit A-3       Revolving Credit Note
Exhibit 6.11      Borrowers' and each Subsidiary's of Borrowers' Business Locations
Exhibit 7.1.1     Jurisdictions in which Borrower and each Subsidiary is Authorized to do Business
Exhibit 7.1.4     Capital Structure of Borrowers
Exhibit 7.1.5     Corporate Names
Exhibit 7.1.13    Existing Sureties
Exhibit 7.1.14    Tax Identification Numbers of Subsidiaries
Exhibit 7.1.16    Patents, Trademarks, Copyrights and Licenses
Exhibit 7.1.17    Contracts Restricting Borrowers' Right to Incur Debts
Exhibit 7.1.18    Compliance with Laws
Exhibit 7.1.20    Litigation
Exhibit 7.1.22(a) Capitalized Leases
Exhibit 7.1.22(b) Operating Leases
Exhibit 7.1.23    Pension Plans
Exhibit 7.1.25    Labor Contracts
Exhibit 8.1.3     Compliance Certificate
Exhibit 8.2       Loans
Exhibit 8.2.5     Permitted Liens